Exhibit 10.3
PERFORMANCE-BASED
SHARE AWARD AGREEMENT
(Non-Assignable)
Regarding a target amount of ____ Common Shares
(maximum amount of _____ Common Shares)
of
Beneficial Interest, par value $0.01 per share of
LASALLE HOTEL PROPERTIES
THIS PERFORMANCE-BASED SHARE AWARD AGREEMENT (this “Agreement”) certifies that, effective as of _____, 20__ (the “Date of Grant”), ______________ (the “Grantee”) is granted an award of ____ (the “Target Amount”) common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of LASALLE HOTEL PROPERTIES (the “Company”), subject to increase to a maximum of ____ Common Shares (the “Maximum Amount”), upon and subject to the following terms and conditions and the applicable terms and conditions of the 2014 Equity Incentive Plan, as amended and as in effect from time to time (the “Plan”). This Agreement represents the Company’s commitment to issue Common Shares at a future date, subject to the terms of this Agreement and the Plan.
1.Status of Underlying Shares; Restrictions. No Common Shares covered by this Agreement shall be issued or outstanding until earned and awarded pursuant to Section 2 and/or Section 5. Thereafter, awarded Common Shares shall be validly issued, fully paid and non-assessable and non-forfeitable and generally transferable by the Grantee. After Common Shares are earned and awarded pursuant to Section 2 and/or Section 5, the transfer agent for the Company shall be instructed to issue any certificates representing such shares with appropriate legends related to restrictions under the Securities Act of 1933 or applicable state securities laws (including a legend referenced in Section 10(b)) or related to the Company’s status as a real estate investment trust for federal income tax purposes or the ownership or transfer restrictions contained in the Company’s declaration of trust. As provided in Section 2(g) and Section 5(f) below, in order for an award to be made under this Agreement, the Grantee must be continuously employed by the Company (or any of its controlled group affiliates) from the Date of Grant through and including the earliest to occur of (i) _________, 20__, (ii) the date of a Change in Control of the Company (as defined below) and (iii) the date of an Involuntary Termination (as defined below).

2.Performance Award.
(a)The Common Shares will be awarded pursuant to this Section 2, in accordance with the rules set forth below.
(b)The total number of shares that will be awarded pursuant to this Section 2 will equal the sum of the number of shares earned pursuant to Sections 2(c), (d) and (e) below and will be determined and awarded as of the first business day following _________, 20__, or as soon thereafter as reasonably practicable in the case of Section 2(c) (which requires the publication of financial information about the Company and the companies comprising the Peer Group (as defined below)). Notwithstanding the foregoing, the number of shares earned pursuant to Sections 2(c), (d) and (e) shall be awarded no later than _________, 20__. In each case, the determination will depend on, as applicable, the Return on Invested Capital (as defined below) or the Total Return (as defined below) of the Company (as defined below), as compared to the applicable benchmark.
(c)Up to 33-1/3% of the Maximum Amount of shares that may be awarded under this Section 2 will be based on the Target Amount and the Return on Invested Capital of the Company compared to the Return on Invested Capital of the companies comprising the Peer Group (as defined below) as set forth in the applicable table below. More specifically, the amount to be awarded under this Section 2(c) is calculated as the product of (i) the applicable percent earned determined using the applicable table below and (ii) ___ shares (a number of shares equal to 33-1/3% of the Target Amount). In no event may more than ____ shares (calculated as 200% of 33-1/3% of Target Amount) be awarded pursuant to this Section 2(c). For purposes of this Section 2(c), the applicable table is (i) the table labeled “Table I” below if there are eight companies in the Peer Group, (ii) the table labeled “Table II” below if there are seven companies in the Peer Group, (iii) the table labeled “Table III” below if there are six companies in the Peer Group, or (iv) the table labeled “Table IV” below if there are five companies in the Peer Group.
Table I

Company’s Ranking within the Peer Group Based on Return on Invested Capital:	Sixth, Seventh or Eighth (Least Return on Invested Capital)	Fifth	Fourth	Third	First (Greatest Return on Invested Capital) or Second
Percent Earned (of the 33-1/3% of the Award Determined by Section 2(c)):	0%	50%	100%	150%	200%

Table II

Company’s Ranking within the Peer Group Based on Return on Invested Capital:	Fifth, Sixth or Seventh (Least Return on Invested Capital)	Fourth	Third	First (Greatest Return on Invested Capital) or Second
Percent Earned (of the 33-1/3% of the Award Determined by Section 2(c)):	0%	100%	150%	200%

Table III

Company’s Ranking within the Peer Group Based on Return on Invested Capital:	Sixth (Least Return on Invested Capital) or Fifth	Fourth	Third	Second or First (Greatest Return on Invested Capital) or Second
Percent Earned (of the 33-1/3% of the Award Determined by Section 2(c)):	0%	100%	150%	200%

Table IV

Company’s Ranking within the Peer Group Based on Return on Invested Capital:	Fifth (Least Return on Invested Capital)	Fourth	Third	Second	First (Greatest Return on Invested Capital)
Percent Earned (of the 33-1/3% of the Award Determined by Section 2(c)):	0%	50%	100%	150%	200%

(d)Up to 33-1/3% of the Maximum Amount of shares that may be awarded under this Section 2 will be based on the Target Amount and the Total Return of the Company compared to the Total Return of the companies comprising the Peer Group for the Measuring Period, as set forth in the applicable table below. More specifically, the amount to be awarded under this Section 2(d) is calculated as the product of (i) the applicable percent earned determined using the applicable table below and (ii) ____ shares (a number of shares equal to 33-1/3% of the Target Amount). In no event may more than ______ shares (calculated as 200% of 33-1/3% of Target Amount) be awarded pursuant to this Section 2(d). For purposes of this Section 2(d), the applicable table is (i) the table labeled “Table I” below if there are eight companies in the Peer Group, (ii) the table labeled “Table II” below if there are seven companies in the Peer Group, (iii) the table labeled “Table III” below if there are six companies in the Peer Group, or (iv) the table labeled “Table IV” below if there are five companies in the Peer Group.

Table I

Company’s Ranking within the Peer Group Based on Total Return:	Sixth, Seventh or Eighth (Least Total Return)	Fifth	Fourth	Third	First (Greatest Total Return) or Second
Percent Earned (of the 33-1/3% of the Award Determined by Section 2(d)):	0%	50%	100%	150%	200%

Table II

Company’s Ranking within the Peer Group Based on Total Return:	Fifth, Sixth or Seventh (Least Total Return)	Fourth	Third	First (Greatest Total Return) or Second
Percent Earned (of the 33-1/3% of the Award Determined by Section 2(d)):	0%	100%	150%	200%

Table III

Company’s Ranking within the Peer Group Based on Total Return:	Sixth (Least Total Return) or Fifth	Fourth	Third	Second or First (Greatest Total Return) or Second
Percent Earned (of the 33-1/3% of the Award Determined by Section 2(d)):	0%	100%	150%	200%

Table IV

Company’s Ranking within the Peer Group Based on Total Return:	Fifth (Least Total Return)	Fourth	Third	Second	First (Greatest Total Return)
Percent Earned (of the 33-1/3% of the Award Determined by Section 2(d)):	0%	50%	100%	150%	200%

(e) Up to 33-1/3% of the Maximum Amount of shares that may be awarded under this Section 2 will be based on the Target Amount and the Total Return of the Company as set forth in the table below. More specifically, the amount to be awarded under this Section 2(e) is calculated as the product of (i) the applicable percent earned determined using the table below and (ii) _____ shares (a number of shares equal to 33-1/3% of the Target Amount). In no event may more than _______ shares (calculated as 200% of 33-1/3% of Target Amount) be awarded pursuant to this Section 2(e). The Grantee acknowledges that the Total Return threshold for a 50% earning is based on a 5% compounded annual Total Return; the threshold for a 100% earning is based on a 8% compounded annual Total Return; and the threshold for a 200% earning is based on a 12% compounded annual Total Return (such bases collectively, the “Determinative Percentages”).

Company’s Total Return:	Less than 15.76%	15.76%	25.97%	40.49% or greater
Percent Earned (of the 33-1/3% of the Award Determined by Section 2(e)):	0%	50%	100%	200%

In the event that the Company’s Total Return is in between (i) 15.76% and 25.97% or (ii) 25.97% and 40.49%, then the percent earned shall be calculated by linear interpolation to the nearest 1/100th of a percent using the nearest lower and nearest higher percent earned figures set forth in the table above.
(f)Notwithstanding anything to the contrary in this Agreement, and in addition to the ability of the Committee to add Reporting Lodging REITs to the Peer Group pursuant to Section 15(p), in the event (in each instance) that before the end of the Measuring Period the total number of companies constituting the Peer Group shall decrease and shall be fewer than five (it being understood the Peer Group initially includes eight, not five, constituents), the Committee shall have the discretion, after consultation with the Company’s executive management team, to amend Sections 2(c) and (d) of this Agreement and the related definitions in a manner that the Committee in good faith deems to be fair and equitable to the Grantee and the Company, provided that the total potential number of Common Shares subject to this Agreement shall not be reduced as a result of this Section 2(f). The Committee shall make a change to this Agreement pursuant to this Section 2(f), if any, within 90 days after each decrease in the number of companies constituting the Peer Group and promptly advise the Grantee of any changes to this Agreement pursuant to this Section 2(f).
(g)Without limiting the effect of Section 5, the Grantee must be continuously employed by the Company (or any of its controlled group affiliates) from the Date of Grant through _________, 20__, for an award of earned Common Shares to be made under this Section 2 (it being understood and agreed that a Grantee need not be employed by the Company (or any of its controlled group affiliates) after _________, 20__, for an award of earned Common Shares to be made under this Section 2).
3.Special Provisions Related to Spin Offs.
(a)Notwithstanding anything to the contrary in this Agreement, if during (and not before) the Measuring Period any member of the Peer Group (the “Parent”) effected or effects a spin off or similar transaction whereby the Parent distributes a business, in full or in part, to its shareholders through a dividend on a pro rata basis of shares in an existing or newly-formed subsidiary of the Parent (“Spinco”), then Total Return for the Parent will be calculated as if a Parent shareholder retained the Spinco shares throughout the Measuring Period. Accordingly, in the case of a spin off or similar transaction during (and not before) the Measuring Period, Total Return for the Parent will mean the total return, as calculated by the NAREIT Equity Index, for the Measuring Period for the Parent common equity and the Spinco common equity received by a Parent shareholder and shall be the increase or decrease in the market price of the Parent common equity and the received Spinco common equity, plus dividends declared on the Parent common equity and the received Spinco common equity and assuming such dividends are reinvested in Parent common equity and Spinco common equity, respectively. The Peer Group will not change solely as a result of a spin off or similar transaction.

(b)If shareholders of the Parent are offered the opportunity to exchange their shares of Spinco for cash or to receive cash instead of Spinco shares, Total Return for the Parent will be calculated as if a Parent shareholder did not exchange the Spinco shares for cash and did not elect to receive cash instead of Spinco shares.

(c)In the case of a spin off during (and not before) the Measuring Period, Total Return for the Parent will be calculated as the percentage increase or decrease in the value of an investment in Parent common equity (including the received Spinco common equity) from the beginning of the Measuring Period to the end of the Measuring Period and the calculation will be consistent with the methodology reflected in the hypothetical example on Exhibit B attached to that certain side letter, dated as of ___________, 20__, between the Company and the Grantee, as it may be amended from time to time.

4.No Further Vesting. The Common Shares that are awarded pursuant to Section 2 above will be fully vested and generally transferable.
5.Special Earning and Vesting Provisions.
(a)    Upon the occurrence of a Change in Control of the Company during the Measuring Period, then, notwithstanding Section 2(b), the total number of shares that are awarded pursuant to Section 2 will be determined and will be awarded as of (i.e., the Measuring Period will end and performance will be measured as of) the date of such Change in Control of the Company, provided that:
(i) the Measuring Period shall be deemed to have ended as of the last day of the most recently completed fiscal quarter (for example, the fiscal quarter ended June 30 in the case of a Change in Control of the Company on September 29 and the fiscal quarter ended September 30 in the case of a Change in Control of the Company on October 5) for purposes of Section 2(c), and the number of shares that are awarded pursuant to Section 2(c) (which requires the publication of financial information about the Company and the companies comprising the Peer Group) will be determined and will be awarded as soon as reasonably practicable;
(ii) the Measuring Period shall be deemed to have ended at market close of the New York Stock Exchange on the date of the Change in Control of the Company for purposes of Sections 2(d) and 2(e);
(iii) the Total Return hurdles in the table contained in Section 2(e) table will be reduced pro rata using the Determinative Percentages and based on the portion of the original Measuring Period (i.e., the Measuring Period before reduction pursuant to this Section 5) not yet elapsed relative to the total original Measuring Period; and

(iv) in all events, the shares will be determined and awarded no later than March 15 of the year after the year in which the Change in Control of the Company occurs.
The Target Amount (including products of the Target Amount in Section 2) will not be reduced pro rata pursuant to this Section 5(a).
(b)    As a condition to the accelerated earning described in Section 5(a), the Grantee agrees, for a one-year period commencing on the date of the Change in Control of the Company during the Measuring Period the Grantee will not engage in Competitive Activities (as defined below).
(c)    The Grantee agrees that the covenant contained in Section 5(b) of this Agreement is reasonably necessary to protect the legitimate interests of the Company and its affiliates, is reasonable with respect to time and territory and that Grantee has read and understands the description of the covenant so as to be informed as to its meaning and scope.
(d)    The Company and the Grantee agree that in the event of the Grantee’s breach of Section 5(b), the Grantee will immediately pay the Company in cash an amount equal to the market value of the Common Shares that received accelerated awarding, as compared to the awarding schedule set forth in Section 2, as a result of the operation of Section 5(a). Market value for purposes of the preceding sentence will be the market value as of the date of the Change in Control of the Company. Such payment shall be the Company’s sole remedy for a breach of Section 5(b).
(e)    Upon the occurrence of an Involuntary Termination during the Measuring Period, then, notwithstanding Section 2(b), the total number of shares to be awarded pursuant to Section 2 will be determined and will be awarded as of (i.e., the Measuring Period will end and performance will be measured as of) the date of such termination, provided that:
(i) the Measuring Period shall be deemed to have ended as of the last day of the most recently completed fiscal quarter (for example, the fiscal quarter ended June 30 in the case of an Involuntary Termination on September 29 and the fiscal quarter ended September 30 in the case of an Involuntary Termination on October 5) for purposes of Section 2(c), and the number of shares that are awarded pursuant to Section 2(c) (which requires the publication of financial information about the Company and the companies comprising the Peer Group) will be determined and will be awarded as soon as reasonably practicable;
(ii) the Total Return hurdles in the table contained in Section 2(e) will be reduced pro rata using the Determinative Percentages and based on the portion of the original Measuring Period (i.e., the Measuring Period before reduction pursuant to this Section 5) not yet elapsed relative to the total original Measuring Period;

(iii) the Target Amount (including products of the Target Amount in Section 2) will be reduced pro rata based on the portion of the original Measuring Period not yet elapsed relative to the total original Measuring Period; and
(iv) in all events, the shares will be determined and awarded no later than March 15 of the year after the year in which the Involuntary Termination occurs.
(f)    The Grantee must be continuously employed by the Company (or any of its controlled group affiliates) from the Date of Grant through the earlier of (i) a Change in Control of the Company and (ii) an Involuntary Termination for an award of earned Common Shares to be made under this Section 5 (it being understood and agreed that a Grantee need not be employed by the Company (or any of its controlled group affiliates) after the earlier of the two dates for an award of earned Common Shares to be made under this Section 5).
6.Dividends and Voting. The Grantee shall not be entitled to receive dividends on Common Shares underlying this Agreement or vote such Common Shares, or to receive notice as a shareholder or to have any rights whatsoever as a shareholder of the Company in respect of such Common Shares, until such Common Shares are awarded and issued pursuant to Section 2 and/or Section 5. On the date of award of Common Shares pursuant to Section 2 and/or Section 5, an amount equal to all cash dividends that would have been paid on such Common Shares if they had been issued and outstanding from the Date of Grant throughout the Measuring Period (as may be adjusted in Section 5) will be paid to the Grantee. Thereafter, the awarded Common Shares shall be vested and not subject to forfeiture, and the Grantee will be entitled to vote such shares and the Company shall pay the Grantee any cash dividends that are declared and paid on such shares.
7.Adjustment. The Committee shall make or provide for such adjustments in the number of Common Shares covered by this Agreement as the Committee shall in good faith determine to be equitably required in order to prevent any dilution or expansion of the rights of the Grantee that otherwise would result from (i) any share dividend, share split, combination of shares, recapitalization or similar change in the capital structure of the Company or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other transaction or event having an effect similar to any of the foregoing.
8.Fractional Shares. No fractional Common Shares will be issued pursuant to this Agreement, and the number of Common Shares to be issued pursuant to this Agreement will be rounded to the nearest whole share.
9.Compliance With Law. The Company and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, the shares will not be awarded or become vested at any time that such award would result in a violation of any such law.

10.Investment Representation.
(a)In order to comply with Section 9 hereof and any applicable securities law, the Company may require the Grantee (i) to furnish evidence satisfactory to the Company (including, without limitation, a written and signed representation letter) to the effect that all Common Shares acquired pursuant to this Agreement were acquired for investment only and not for resale or distribution and (ii) to agree that all such shares shall only be sold in transactions covered by an effective registration statement under the Securities Act of 1933 (the “Securities Act”) or pursuant to an exemption therefrom.
(b)At any time while applicable, the Company may affix a legend to the certificates representing unregistered Common Shares issued pursuant to this Agreement to the effect that such shares are not covered by an effective registration statement under the Securities Act and may only be sold or transferred upon registration or pursuant to an exemption therefrom.
11.    Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable. Notwithstanding the foregoing, if any provision of Section 5(b) of this Agreement or the related definitions should be deemed invalid, illegal or unenforceable because its scope or duration is considered excessive, such provision shall be modified so that the scope of the provision is reduced only to the minimum extent necessary to render the modified provision valid, legal and enforceable.
12. Governing Law. This certificate is made under, and will be construed in accordance with, the laws of the State of Maryland, without giving effect to the principle of conflict of laws of such State.
13. Withholding and Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made to or benefit realized by the Grantee, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Grantee make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, such arrangements may include, without limitation, voluntary or mandatory relinquishment of a portion of any such payment or benefit or any other compensation payable to the Grantee or the surrender of outstanding Common Shares, and the Grantee hereby specifically consents to the foregoing, provided that the Grantee, in his discretion, may elect to pay the minimum statutory withholding obligation associated with an award of Common Shares under this Agreement by surrendering to the Company Common Shares otherwise receivable by the Grantee under this Agreement, such Common Shares to be valued at Fair Market Value on the date the Common Shares are awarded under this Agreement.

14.    Section 409A. This Agreement and the awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code (“Section 409A”). This Agreement shall be administered, interpreted and construed in a manner consistent with that intent. Should any provision of this Agreement be found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Grantee’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A. Each payment under this Agreement shall be treated as a separate identified payment for purposes of Section 409A. The preceding provisions shall not be construed as a guarantee by the Company of any particular tax effect to Grantee of the award under this Agreement.
15.    Certain Definitions.
(a) “AFFO” shall mean published FFO, as adjusted for acquisition costs, non-cash ground rent and other non-cash and/or unusual items and excluding the effect of income taxes, and after comparable adjustments for the company’s portion of these and the items of FFO related to unconsolidated entities and joint ventures, as determined in the good faith discretion of the Committee.
(b)“Average AFFO” shall mean the average of AFFO for the Measuring Period, calculated as the quotient of (x) the sum of AFFO for the Measuring Period divided by (y) three; provided that in the case of an early award pursuant to Section 5, Average AFFO shall be calculated as the quotient of (x) the sum of AFFO for the Measuring Period divided by (y) the number of years in the Measuring Period (for example, 1.75, in the case of a Measuring Period consisting of one year and three quarters). See the exhibit attached to this Agreement and labeled “Performance Share Agreement Exhibit” for example calculations of Average AFFO.
(c)“Average Capital” shall mean the average of the Invested Capital (as defined below) for the Measuring Period and shall be calculated as the quotient of (x) the sum of Invested Capital at the beginning of the first year of the Measuring Period, plus the Invested Capital at the end of each of the first, second and third years of the Measuring Period, divided by (y) four; provided that in the case of an early award pursuant to Section 5, Average Capital shall be calculated as the quotient of (x) the sum of Invested Capital at the beginning of the first year of the Measuring Period, plus the Invested Capital at the end of each of the completed fiscal years of the Measuring Period plus at the end of the Measuring Period (i.e., the end of the applicable fiscal quarter), divided by (y) the applicable period number (for example, 3, in the case of a Measuring Period consisting of one year and three quarters). See the exhibit attached to this Agreement and labeled “Performance Share Agreement Exhibit” for example calculations of Average Capital.
(d)“Cause” shall have the meaning ascribed to such term in the Severance Agreement (as defined below).

(e)“Change in Control of the Company” shall mean the occurrence of any of the following:
(i) any “person,” as such term is used in Section 3(a)(9) of the Exchange Act (as defined below), as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustees or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person, any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new Trustee (other than (A) a Trustee designated by a person who has entered into an agreement with the Company to effect a transition described in clause (i), (iii), or (iv) of this definition or (B) a Trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Trustees of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Trustees then still in office who either were Trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation or other business entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
(iv) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
(f)“Competitive Activities” shall mean (i) the Grantee’s direct or indirect participation (for his own account or jointly with others) in the management of, or as an employee, board member, partner, manager, member, joint venturer, representative or other agent of, or advisor or consultant to, any Competitive Operation; or (ii) the Grantee’s investment in, or ownership of, in any Competitive Operation; provided that the Grantee may, as principal for his own account, engage in a Competitive Operation that is not funded, in part or in whole, with third-party institutional equity; and further provided that the Grantee may invest in, or own of, up to 5% of the capital stock of any business entity whose securities are traded on any national securities exchange or registered pursuant to Section 12(g) of the Exchange Act.
(g)“Competitive Operation” shall mean any business operation (other than the Company or one of its subsidiaries) if such operation is then primarily engaged in the acquisition or ownership of luxury or upscale hotels in urban, resort or convention markets in the United States, it being acknowledged and agreed that a Competitive Operation shall not include a business operation primarily engaged in (i) owning hotels other than luxury or upscale hotels; or (ii) franchising hotels to others; or (iii) managing hotels for others.
(h)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(i)“FFO” shall mean net income or loss determined in accordance with GAAP (as defined below), excluding gains or losses from sales of properties and impairment losses, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs).
(j)“GAAP” shall mean U.S. generally accepted accounting principles.
(k)“Good Reason” shall mean the occurrence, without the Grantee’s prior written consent, of any of the following: (i) any material reduction of the Grantee’s base salary or material reduction of the Grantee’s target bonus as a percentage of base salary; (ii) any material adverse change in the Grantee’s duties or responsibilities, including assignment of duties inconsistent with his position, significant adverse alteration of the nature or status of responsibilities or the conditions of employment or any material diminution in authority, duties, or responsibilities, including, without limitation, any such material adverse change that results from a transaction pursuant to which the Company ceases to be a Reporting Lodging REIT (as defined below); (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Grantee is required to report including, without limitation, any material diminution that results from a transaction pursuant to which the Company ceases to be a Reporting Lodging REIT; or (iv) relocation of the Company’s headquarters and/or the Grantee’s regular work address to a location which requires the Grantee to travel more than 50 miles from the Grantee’s residence. The parties acknowledge that a significant part of the duties and responsibilities of the Grantee, and of the supervisor to whom the Grantee may be required to report, as applicable, derives from the fact that the Company is a reporting company under Section 12 of the Exchange Act. A termination by the Grantee shall not be for Good Reason unless the Grantee gives the Company written notice specifying the event or condition that the Grantee asserts constitutes Good Reason, the notice is given no more than 90 days after the occurrence of the event or initial existence of the condition that the Grantee asserts constitutes Good Reason, during the 30 days following such notice the Company either fails to remedy or cure the event or condition or notifies the Grantee in writing that it will not remedy or cure the event or condition and the Grantee resigns within 30 days after the end of the cure period or, if earlier, the date the Company notifies the Grantee in writing that the Company will not remedy or cure the event or condition that the Grantee asserts constitutes Good Reason.
(l)“Invested Capital” shall mean the book value of all long-term indebtedness (excluding ground lease obligations recorded as liabilities on the company’s consolidated balance sheets) plus the book value of total equity, including common and preferred equity, after comparable adjustment for the company’s portion of these items related to unconsolidated entities and joint ventures, as determined in the good faith discretion of the Committee.
(m) “Involuntary Termination” shall mean cessation of the Grantee’s employment with the Company (or any of its controlled group affiliates) by reason of the Grantee’s death, termination by the Company due to the Grantee’s disability (disability to be determined in accordance with the Company’s then applicable long-term disability insurance policy plan), termination by the Company (or any of its controlled group affiliates) without Cause or termination by the Grantee for Good Reason.
(n)“Measuring Period” shall mean a three-year period beginning at market close of the New York Stock Exchange on _________, 20__, and ending with market close of the New York Stock Exchange on _________, 20__, except that in the case of a Change in Control of the Company before _________, 20__, or an Involuntary Termination before _________, 20__, the Measuring Period shall mean a three-year period beginning at market close of the New York Stock Exchange on _________, 20__, and ending with market close of the New York Stock Exchange on the date provided in Section 5.

(o)“NAREIT Equity Index” shall mean the NAREIT Equity Index published by the National Association of Real Estate Investment Trusts or such other index as selected by the Committee in the event that the NAREIT Equity Index is discontinued or materially modified.
(p)“Peer Group” shall mean a group consisting of the Company and each of the following constituent companies: (i) Ashford Hospitality Trust, Inc., (ii) DiamondRock Hospitality Company, (iii) FelCor Lodging Trust Incorporated, (iv) Host Hotels & Resorts, Inc., (v) Sunstone Hotel Investors, Inc. and (vi) Pebblebrook Hotel Trust. In the event that a constituent company shall cease to exist as a Reporting Lodging REIT before or during the Measuring Period, it shall thereupon no longer be part of the Peer Group, effective retroactively to the date of the commencement of the Measuring Period. If, by operation of the immediately preceding sentence, the total number of companies constituting the Peer Group shall become fewer than five before or during the Measuring Period, the Committee shall have the discretion, after consultation with the Company’s executive management team, to amend the definition of Peer Group to add one or more Reporting Lodging REITs to the Peer Group (in the case of a company ceasing to exist as a Reporting Lodging REIT during the Measuring Period, effective retroactively to the date of the commencement of the Measuring Period). Pursuant to this Section 15(p), the Committee may increase the Peer Group so that it again consists of up to eight Reporting Lodging REITs, except that the Committee may not add a company to the Peer Group unless the company shall have been a Reporting Lodging REIT at all times during any then elapsed portion of the Measuring Period, as applicable. The Committee shall make a change to this Agreement pursuant to this Section 15(p), if any, within 90 days after each decrease in the number of companies constituting the Peer Group and promptly advise the Grantee of any changes to the Peer Group constituents pursuant to this Section 15(p).
(q)“Reporting Lodging REIT” shall mean a lodging or hospitality company that is qualified as a real estate investment trust for purposes of federal income taxation, that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and that has shares of common equity listed on a securities exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act.
(r)“Return on Invested Capital” shall mean return on invested capital and shall be calculated as Average AFFO divided by Average Capital. See the exhibit attached to this Agreement and labeled “Performance Share Agreement Exhibit” for example calculations of Return on Invested Capital.
(s) “Severance Agreement” shall mean that certain Change in Control Severance Agreement effective as of _________, 20__, between the Company and the Grantee, as it may be amended from time to time.
(t)“Total Return” shall mean total return, as calculated by the NAREIT Equity Index, for the Measuring Period and shall be the increase in the per-share market price of a company’s common equity plus dividends declared per share of common equity and assuming such dividends are reinvested.

[Signature page follows]

WITNESS the seal of the Company and the signature of its duly authorized officer.

Dated: _________, 20__,
LASALLE HOTEL PROPERTIES
By: ________________________________
Name:
Title:
Acknowledged and Agreed:
GRANTEE
By: _______________________________
Name: